UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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COUNTERPATH CORPORATION
(Name of Registrant as Specified in Its Charter)

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COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

September 27, 2011
11:00 AM VANCOUVER TIME

TO THE STOCKHOLDERS OF COUNTERPATH CORPORATION:

     NOTICE IS HEREBY GIVEN that CounterPath Corporation (the “Company”), a Nevada corporation, will hold its Annual Meeting of stockholders (the “Meeting”) on September 27, 2011 at 11:00 a.m. (Vancouver time) at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

The Meeting is being held for the following purposes:

1.

To elect Peter Charbonneau, Chris Cooper, William Jin, Donovan Jones, Owen Matthews, Terence Matthews and Larry Timlick, as the directors of the Company for a one-year term expiring on the day of the 2012 Meeting of stockholders;

2.

To ratify the selection of BDO Canada LLP, Chartered Accountants, as our independent registered public accounting firm for the year ending April 30, 2012 and to authorize the Board of Directors to fix the remuneration of the auditors;

3.	To approve, ratify and confirm the increase in the number of shares issuable under our 2010 Stock Option Plan by 1,000,000 shares; and

4.	To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on August 23, 2011 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. At the Meeting, each of the shares of common stock represented at the meeting will be entitled to one vote on each matter properly brought before the Meeting.

     Your attention is directed to the accompanying proxy statement and exhibits which summarize each item. Stockholders who do not expect to attend the Meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

     THE VOTE OF EACH STOCKHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS
 By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board
Dated: August 25, 2011

COUNTERPATH CORPORATION
Suite 300 - 505 Burrard Street, Box 95
Vancouver, British Columbia
Canada V7X 1M3

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

General

     The enclosed proxy is solicited on behalf of our Board of Directors (the “Board”) for use at the Annual Meeting of stockholders (the “Meeting”) to be held on September 27, 2011 at 11:00 a.m. (Vancouver time) or at any continuation, postponement or adjournment thereof, for the purposes discussed in this proxy statement and in the accompanying Notice of Meeting and any business properly brought before the Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Meeting. We intend to mail this proxy statement and accompanying proxy card on or about September 6, 2011 to all holders of record of shares of our common stock (the “Common Stock”), being all of the stockholders entitled to vote at the Meeting. The Meeting will be held at Suite 300 – 505 Burrard Street, Vancouver, British Columbia, Canada V7X 1M3.

Who Can Vote

     You are entitled to vote if you were a holder of record of shares of Common Stock as of the close of business on August 23, 2011 (the “Record Date”). Your shares of Common Stock can be voted at the Meeting only if you are present in person or represented by a valid proxy.

Shares Outstanding and Quorum

     Holders of record of Common Stock at the close of business on August 23, 2011, the Record Date, will be entitled to receive notice of and vote at the Meeting. At the Meeting, each of the shares of Common Stock represented at the Meeting will be entitled to one (1) vote on each matter properly brought before the Meeting. On the Record Date, there were 38,806,515 shares of Common Stock issued and outstanding.

     In order to carry on the business of the Meeting, we must have a quorum. Under our bylaws, stockholders representing at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at any meeting of stockholders.

Proxy Card and Revocation of Proxy

     Registered shareholders are entitled to vote at the Meeting. The persons named as proxyholders (the “Designated Persons”) in the enclosed form of proxy are directors and/or officers of our company.

     A shareholder has the right to appoint a person or corporation (who need not be a shareholder) to attend and act for or on behalf of that shareholder at the Meeting, other than the Designated Persons named in the enclosed form of proxy.

     To exercise this right, the shareholder may do so by striking out the printed names and inserting the name of such other person and, if desired, an alternate to such person, in the blank space provided in the form of proxy.

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares in favor of the nominees for directors and each of the proposals set out in this proxy statement and at their discretion on any other matters that may properly come before the Meeting. The Board knows of no other business that will be presented for consideration at the Meeting. In addition, since no stockholder proposals or nominations were received by us on a timely basis, no such matters may be brought at the Meeting.

     Any stockholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the stockholder or by his attorney authorized in writing, or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the offices of our transfer agent, Valiant Trust Company, Proxy Department, 600 - 750 Cambie Street, Vancouver, British Columbia, Canada V6B 0A2, facsimile: (604) 681-3067 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or with the chairman of the Meeting on the day of the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

     The persons named as proxyholders in the proxy card were designated by the Board. A stockholder has the right to appoint a person or corporation (who need not be a stockholder) to attend and act for and on behalf of that stockholder at the Meeting, other than the designated persons in the enclosed proxy card. To exercise this right, the stockholder may do so by striking out the printed names and inserting the name of such other person and, if desired, an alternate to such person in the blank space provided in the proxy card.

     The shares of Common Stock represented by a stockholder's proxy card will be voted or withheld from voting in accordance with the instructions of the stockholder on any ballot that may be called for and that, if the stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted accordingly.

Voting of Shares

     Holders of shares of Common Stock of record on August 23, 2011 are entitled to one (1) vote for each share of Common Stock on all matters to be voted upon at the Meeting. Holders of shares of Common Stock may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. YOUR VOTE IS IMPORTANT.

Counting of Votes

     All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes and abstentions. Shares of Common Stock represented by proxies that reflect abstentions as to a particular proposal will be counted as present and entitled to vote for purposes of determining a quorum. Shares of Common Stock represented by proxies that reflect a broker “non-vote” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” will be treated as unvoted for purposes of determining approval of a proposal and will not be counted as “for” or “against” that proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority or does not have instructions from the beneficial owner.

Solicitation of Proxies

     We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of the Common Stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of the Common Stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.

Dissenting Stockholder Rights

     Dissenting stockholders have no appraisal rights under Nevada law or under our Articles of Incorporation or bylaws in connection with the matters to be voted on at the Meeting.

Advice To Beneficial Stockholders

     Only registered holders of shares of Common Stock or duly appointed proxyholders are permitted to vote at the Meeting. Most shareholders are “non-registered” shareholders because the shares of Common Stock they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares of Common Stock. More particularly, a person is not a registered shareholder in respect of the shares of Common Stock which is held on behalf of that person (the “Non-Registered Holder”) but which is registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the shares of Common Stock (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators or self-administered RRSP’s, RRIF’s, RESPs and similar plans); or (b) in the name of a clearing agency (such as The CDS Clearing and Depositary Services Inc. (“CDS”)) of which the Intermediary is a participant. In accordance with the requirements as set out in National Instrument 54-101 of the Canadian Securities Administrators, we have distributed copies of the Notice of Meeting, this proxy statement and the form of proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

     Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares of Common Stock beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with our transfer agent as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form. Sometimes, instead of a one page pre-printed form, the proxy authorization will consist of a regular printed proxy form accompanied by a page of instructions, which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

     In either case, the purpose of this procedure is to permit a Non-Registered Holder to direct the voting of the shares of Common Stock which they beneficially own. Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered Holder should strike out the names of the management proxyholders named in the form and insert the Non-Registered Holder’s name in the blank space provided. In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

     There are two kinds of beneficial owners – those who object to their name being made known to the issuers of securities which they own (called OBOs for Objecting Beneficial Owners) and those who do not object to the issuers of the securities they own knowing who they are (called NOBOs for Non-Objecting Beneficial Owners).

Pursuant to National Instrument 54-101, issuers can obtain a list of their NOBOs from intermediaries for distribution of proxy-related materials directly to NOBOs.

     These security holder materials are being sent to both registered and non-registered owners of shares of Common Stock. If you are a non-registered owner, and our company or its agent has sent these materials directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

     At the Meeting, stockholders will be asked to consider three (3) proposals: (1) the election of the Board; (2) the appointment of our independent registered public accounting firm, and the authorization for the Board to fix the remuneration of, BDO Canada LLP; and (3) the approval of the increase in the number of shares issuable under our 2010 Stock Option Plan;. A summary of these proposals is as follows:

Proposal 1.	Election of Directors.

     The entire Board is elected annually by the stockholders at the Meeting. The Board has selected seven nominees based upon their ability and experience. The nominees consist of Peter Charbonneau, Chris Cooper, William Jin, Donovan Jones, Owen Matthews, Terence Matthews and Larry Timlick. All of the nominees are currently serving as directors of our company.

     The Board recommends that you vote FOR the election of the nominees as directors of our company.

Proposal 2.	Appointment of Independent Accountants.

     The Audit Committee has nominated BDO Canada LLP, Chartered Accountants, to serve as our independent registered public accounting firm until the next annual meeting in 2012. BDO Canada LLP provided audit and tax services for the fiscal years ended April 30, 2007 through April 30, 2011.

     Representatives of BDO Canada LLP will be present at the Meeting, will have an opportunity to make any statements they desire, and will also be available to respond to appropriate questions from stockholders.

     The Board recommends that you vote FOR approval of BDO Canada LLP as the independent registered public accounting firm for our company and for the authorization for the Board to fix the remuneration of BDO Canada LLP.

Proposal 3.	Increase in the Number of Shares of Common Stock Issuable under the 2010 Stock Option Plan

     On September 27, 2010, shareholders ratified the consolidation of the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan into one plan referred to as the 2010 Stock Option Plan (the “Option Plan”) for our employees, directors, officers and consultants of our company and our subsidiaries. Under the Option Plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of “non-qualified stock options.” Also under the Option Plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the Option Plan, who are subject to tax in the United States, may receive “incentive stock options,” and stock options granted to non-United States residents may receive awards of “options.” The purpose of the Option Plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company. On July 21, 2011, the Board approved an increase in the number of shares issuable under the Plan by 1,000,000, subject to and effective upon receipt of all necessary regulatory and other approvals.

     The Board recommends that you vote FOR the approval of the increase in the number of shares of Common Stock issuable under the Option Plan by 1,000,000 shares.

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names, positions and ages of our executive officers and directors. All our directors serve until the next annual meeting of our shareholders or until their successors are elected and qualify. Our board of directors appoints officers and their terms of office are, except to the extent governed by employment contract, at the discretion of our board of directors.

Name and Residence	Position Held with the Company	Age	Date First Elected or Appointed
Donovan Jones(1) British Columbia, Canada	President, Chief Executive Officer, Director	42	April 24, 2006
David Karp British Columbia, Canada	Chief Financial Officer, Treasurer, Secretary	46	September 7, 2006
Terence Matthews Ontario, Canada	Chairman of the Board, Director	68	August 2, 2007
Owen Matthews(2) British Columbia, Canada	Vice-Chairman of the Board, Director	39	August 2, 2007
Peter Charbonneau(3) Ontario, Canada	Director	57	October 1, 2008
Chris Cooper(2)(3) British Columbia, Canada	Director	41	August 17, 2005
William Jin(3) Ontario, Canada	Director	42	October 1, 2008
Larry Timlick(2) British Columbia, Canada	Director	54	June 17, 2005

(1)	Appointed President and Chief Operating Officer on April 24, 2006, Director on June 1, 2007 and President and Chief Executive Officer on April 30, 2008.
(2)	Member of our Compensation Committee.
(3)	Member of our Audit Committee.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

Number of Directors

     Our bylaws provide for a board of directors of between one and ten directors with the number of directors to be set from time to time by a resolution of the Board. Each director is elected by a plurality of votes at each Meeting, continuing in office until the next Meeting and until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. We currently operate with a board of seven directors. The Board meets periodically to review significant developments affecting our company and to act on matters requiring Board approval.

     During fiscal 2011, the Board had five formal meetings and all of the directors attended at least 75% of the total number of meetings of the Board and committees on which they served.

     We have not adopted a formal policy with respect to the members of our Board attending our Meeting. There were four members of the Board who attended last year’s Meeting.

Nominees for Election

     The entire board of directors is elected annually by the stockholders at the Meeting. The Board has selected seven nominees based upon their ability and experience. The nominees consist of Peter Charbonneau, Chris Cooper, William Jin, Donovan Jones, Owen Matthews, Terence Matthews and Larry Timlick. All of the nominees are currently serving as directors of our company. The Board recommends that you vote FOR each of the nominees.

     Set forth below is biographical information for each person nominated for election to the Board.

     Peter Charbonneau

     Mr. Charbonneau is a director of our company. Mr. Charbonneau is a principal of the general partner of SkyPoint Telecom Fund II. Mr. Charbonneau joined the general partner, a venture capital company focused on communications and information technology, in 2001. He also sits on the boards of Mitel Networks Corporation, March Networks Corporation, Teradici Corporation, Trellia Networks Inc., and TrueContext Corporation, as well as, the board of directors and audit committee of CBC/Radio Canada. Prior to Skypoint, Mr. Charbonneau was a senior executive with Newbridge Networks Corporation holding a number of positions including Chief Financial Officer, President and Chief Operating Officer, and Vice-Chairman. He was also a member of the company's board of directors from 1996 until 2000. Mr. Charbonneau is a member of the Institute of Chartered Accountants of Ontario. In June 2003, he was elected a Fellow of the Institute in recognition of his outstanding career achievements and leadership contributions to the community and his profession. He holds a Bachelor of Science from the University of Ottawa and a Master's in Business Administration degree from the Richard Ivey School of Business. Mr. Charbonneau also holds the ICD.D certification, having completed the Directors' Education Program of the Institute of Corporate Directors of Canada.

     Chris Cooper

     Mr. Cooper is a director of our company. Mr. Cooper has 15 years of experience in management and finance in the oil and gas industry starting several junior issuers. Over the past several years, Mr. Cooper has successfully raised over $120 million primarily through brokered and non-brokered equity issues as well as debt financing. Currently, Mr. Cooper is the President, Chief Executive Officer and founder of Aroway Energy Inc., a junior oil and gas issuer. Mr. Cooper received his Bachelor of Business Administration from Hofstra University and his Master’s in Business Administration from Dowling College, both in New York State.

     William Jin

     Mr. Jin is a director of our company. Mr. Jin is Senior Vice-President of Covington Capital, a venture capital investment company, based in Toronto. Covington Capital is one of Canada’s largest providers of venture capital investment funds Mr. Jin joined Covington Capital in November 2002 and his responsibilities include the assessment, execution and management of existing investments and management of exit investment opportunities. Mr. Jin focuses on transactions in the service, distribution, manufacturing, and software sectors. He represents Covington Capital on the board of directors of a number investee companies. Prior to joining Covington Capital, Mr. Jin was a partner with a Toronto based investment banking boutique, with over 11 years financial industry experience specializing in M&A advisory and valuations. There he was responsible for providing fairness opinions and formal OSC 9.1 valuations for public and private companies. He holds an HBA and an MBA degree from the Richard Ivey School of Business. Mr. Jin is a Chartered Financial Analyst and a member of the Toronto Society of Financial Analysts.

     Donovan Jones

     Mr. Jones is a director of our company, has been our President and Chief Executive Officer since April 30, 2008 and was President and Chief Operating Officer since April 2006. Between May 2005 and April 2006, he was our company’s Vice President of Sales. Prior to this, from February 2005 and June 2006, Mr. Jones was with a boutique investment banking firm, where he was responsible for sourcing and executing transactions for mid-market private companies. From May 1996 to October 2004, with TELUS Communications, Canada’s second largest telecommunications company, Mr. Jones held increasingly senior positions in corporate development and client solutions, which had him involved in planning and executing a series of merger, acquisition and divestiture activities in the telecommunications, application development and data network integration space and responsibility for a business unit focused on the selling, implementing and management of enterprise voice, data and IP infrastructure. Mr. Jones holds a Masters in Business Administration from the University of Calgary and an Economics degree from the University of Alberta.

     Owen Matthews

     Mr. Matthews is our Vice-Chairman of the Board and a director of our company. Mr. Matthews also currently serves as the Executive Vice-President of Wesley Clover Corporation, an investment management company. Between October 1998 and August 2, 2007, Mr. Matthews was Chief Executive Officer of NewHeights Software Inc. In this capacity, Mr. Matthews was responsible for NewHeights’ overall corporate growth and ensuring that the company delivers the most evolved personal communications management solutions in the industry. Mr. Matthews was active in driving the NewHeights’ sales process, both domestically and internationally, and regularly engaged in technology strategy sessions with carriers, customer-premise equipment vendors and PC equipment manufacturers. In 1998, Mr. Matthews co-founded NewHeights in response to the emerging shift towards the development of commercial IP Telephony systems. Foreseeing the widespread adoption of IP PBXs and hosted IP Centrex, Mr. Matthews launched NewHeights to develop an intuitive, next- generation software client that would bring together the power of both the telephony and data networks in an intuitive graphic interface. Mr. Matthews has been extensively involved in the business of telecommunications and delivering innovation to market for over a decade and is also the son of Terence Matthews, founder of Mitel Networks and NewBridge Networks. Mr. Matthew’s business and technology acumen was in part seasoned under various Matthews’ business holdings, including NewBridge Networks and Wesley Clover and its portfolio of technology corporations.

     Terence Matthews

     Sir Terence Matthews is the founder and Chairman of Wesley Clover Corporation, an investment vehicle and holding company. Mr. Matthews has either founded or funded over 80 companies since 1972 including Newbridge Networks, a company he founded in 1986 and which became a leader in the worldwide data networking industry. When France-based Alcatel acquired Newbridge in May 2000, the company employed more than 6,500 employees and recorded FY 1999 revenue of $1.8 billion. In 1972, before launching Newbridge, Mr. Matthews co-founded Mitel, a world leader in the design and manufacture of enterprise communications solutions. Wesley Clover now has interests in a broad range of next-generation technology companies, real estate, hotels and resorts. In addition to being the Chairman of Wesley Clover, Mr. Matthews is also Chairman of a number of private and publicly traded companies including Mitel, March Networks, Bridgewater Systems, Solace Systems and Counterpath and sits as a director on the Boards of several others. Mr. Matthews holds an honours degree in electronics from the University of Wales and is a Fellow of the Institute of Electrical Engineers and of the Royal Academy of Engineering. He has been awarded honorary doctorates by several universities, including the University of Wales and Carleton University in Ottawa. In 1994, he was appointed an Officer of the Order of the British Empire, and in the 2001 Queen's Birthday Honours, he was awarded a Knighthood. In 2011, he was appointed Patron of the Cancer Stem Cell Research Institute at Cardiff University.

     Larry Timlick

     Mr. Timlick is a director of our company. Mr. Timlick has extensive knowledge of the enterprise and service provider markets with over 23 years of technical sales and management experience and has been a director of our company since June 2005. Mr. Timlick has been Vice President of Corporate Planning since November 2006 for the Kingsway Group of Companies, a corporate vehicle for real estate investments. Mr. Timlick acted as interim President of our company between June 2005 and August 2005. Between 1991 and 2004, Mr. Timlick was with Cisco Systems Canada. While with Cisco Systems Canada, Mr. Timlick was responsible for developing a sales region for TELUS, a major telecommunications carrier in Canada, which was named Region of the Year, Americas International in FY 2004. Mr. Timlick gained many accomplishments with Cisco Systems including: Top Americas International Performer – Regional Manager FY 2000; Highest Regional Percentage of Goal – Americas International FY 2000; Top Canadian Regional Performance FY 2001 – Western Region Service Providers; and Top Customer Satisfaction Americas International FY 2002. As the first Cisco Systems employee in Western Canada, Mr. Timlick expanded the business and opened offices in Vancouver, Calgary, Edmonton, Regina and Winnipeg. Mr. Timlick has also held management positions with AT&T Canada and Telex/Tulsa Computer Products. Mr. Timlick is also a director of Kensington Court Ventures Inc., a publicly traded investment vehicle.

Family Relationships

     Except as set forth below, there are no family relationships among our directors or our executive officers.

     Owen Matthews, our Vice-Chairman of the Board, is the son of Terence Matthews, our Chairman of the Board.

Involvement in Certain Legal Proceedings.

     Except as set forth below, none of our directors, nominees, executive officers and control persons have been involved in any of the following events during the past five years:

  any bankruptcy petition filed by or against any business of which such person was an executive officer either at the time of the bankruptcy or within two years prior to that time;

  any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Peter Charbonneau was a director of Metconnex Canada Inc. from October 6, 2004 to June 19, 2007. An application was made to the courts under Section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, C. B3, as amended, to appoint an interim receiver of 4061101 Canada Inc. (formerly known as Metconnex Canada Inc.) as provided for in the court filing no: 06-CL-6670 (dated September 26, 2006). The receiver has submitted a proposal to creditors and distribution of proceeds is pending final approval from creditors.

     Peter Charbonneau was a director of Trellia Networks Inc. from May 2006 to present. On November 24, 2010, Trellia Networks Inc. filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act. On January 14, 2011, the proposal was filed and was subsequently accepted by creditors on February 3, 2011, with court approval on February 10, 2011. Trellia Networks disbursed all amounts on March 21, 2011 and successfully exited the bankruptcy process.

     Chris Cooper is currently the President and Chief Executive Officer of Northern Sun Exploration Company Inc. On August 1, 2008, Northern Sun filed a Notice of Intention to make a proposal pursuant to the Bankruptcy and Insolvency Act. The company is currently under Bankruptcy and Insolvency Act protection while it attempts to restructure its creditor obligations.

Legal Proceedings

     We are not involved as a plaintiff in any material proceeding or pending litigation where such claims or action involves damages for a value of more than 10% of our assets as of April 30, 2011, or any proceeding in which any of our company's directors, officers, or affiliates, or any registered or beneficial stockholders of more than 5% of any class of our voting securities, or any associate of such person, is an adverse party or has a material interest adverse to our company or any of our subsidiaries.

Corporate Cease Trade Orders

     To the best of our company’s knowledge, no proposed director has, within 10 years before the date of this proxy statement, been a director or officer of any company that, while that person was acting in that capacity, (i) was the subject of a cease trade or similar order or an order that denied that person or company access to any exemption under securities legislation for a period of more than 30 consecutive days, or (ii) was subject to an event that resulted, after the director or officer ceased to be a director or officer, in the company being the subject of a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, other than the following:

     Chris Cooper is a director of Copacabana Capital Limited, a financial services company incorporated under the laws of and managed in Bermuda. The British Columbia Securities Commission issued an order on May 5, 2006 and the Alberta Securities Commission issued an order on September 13, 2006 that Copacabana Capital Limited be cease traded due to failure to file certain financial information. Copacabana Capital Limited remains under the cease trade orders as at the date of this proxy statement.

     Chris Cooper is also the President and Chief Executive Officer of Northern Sun Exploration Company Inc., a company traded on the TSX Venture Exchange (the “Exchange”). On December 23, 2008, trading in the common shares of Northern Sun Exploration Company Inc. was halted for failure to maintain a transfer agent but trading of common shares on the Exchange resumed on December 23, 2008. The British Columbia Securities Commission issued an order on March 11, 2009 and the Alberta Securities Commission issued an order on March 6, 2009 that Northern Sun Exploration Company Inc. be cease traded due to failure to file certain financial information and it remains under the cease trade orders as at the date of this proxy statement.

     Chris Cooper is a director of Benchmark Energy Corp. On November 10, 2006, the Alberta Securities Commission and the British Columbia Securities Commission granted Benchmark’s request for the institution of a management cease trade order in connection with the delay in filing of its June 30, 2006 audited annual financial statements and the related management’s discussion and analysis. The order only affected trading in Benchmark’s securities by certain directors and insiders of Benchmark, including Chris Cooper. The delay in filing its June 30, 2006 audited annual financial statements and related management’s discussion and analysis resulted from the resignation of its independent auditor, Tony M. Ricci Inc. Benchmark subsequently filed its audited annual financial statements and management’s discussion and analysis for the fiscal year ended June 30, 2006 and the order was revoked on January 11, 2007.

Bankruptcies

     To the best of our management’s knowledge, no proposed director has, within 10 years before the date of this proxy statement, been a director or officer of any company that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or was subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets, other than the following:

     Peter Charbonneau was a director of Metconnex Canada Inc. from October 6, 2004 to June 19, 2007. An application was made to the courts under Section 47(1) of the Bankruptcy and Insolvency Act, R.S.C. 1985, C. B3, as amended, to appoint an interim receiver of 4061101 Canada Inc. (formerly known as Metconnex Canada Inc.) as provided for in the court filing no: 06-CL-6670 (dated September 26, 2006). The receiver has submitted a proposal to creditors and distribution of proceeds is pending final approval from creditors.

     Peter Charbonneau was a director of Trellia Networks Inc. from May 2006 to present. On November 24, 2010, Trellia Networks Inc. filed a Notice of Intention to File a Proposal under the Bankruptcy and Insolvency Act. On January 14, 2011, the proposal was filed and was subsequently accepted by creditors on February 3, 2011, with court approval on February 10, 2011. Trellia Networks disbursed all amounts on March 21, 2011 and successfully exited the bankruptcy process.

     Chris Cooper is currently the President and Chief Executive Officer of Northern Sun Exploration Company Inc. On August 1, 2008, Northern Sun filed a Notice of Intention to make a proposal pursuant to the Bankruptcy and Insolvency Act (Canada). The company is currently under Bankruptcy and Insolvency Act protection while it attempts to restructure its creditor obligations.

Vote Required and Board Recommendation

     The election of directors will be determined by a plurality of the votes cast at the Meeting.

THE BOARD RECOMMENDS
THAT YOU VOTE FOR EACH OF THE NOMINEES.

TRANSACTIONS WITH RELATED PERSONS

     No director, nominee, executive officer, principal shareholder holding at least 5% of our shares of Common Stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transactions, since May 1, 2010, the beginning of our last fiscal year, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years other than the following:

     Our chairman of our board is the chairman and founding shareholder of Mitel Networks Corporation. NewHeights Software Corporation entered into a distribution agreement with Mitel on June 15, 2004 and amended such agreement on August 7, 2007. NewHeights was acquired by our company on August 2, 2007 and was amalgamated on February 5, 2008 with our company’s wholly-owned subsidiary, CounterPath Solutions R&D Inc. under the name CounterPath Technologies Inc. Under the terms of the distribution agreement, we earn a specified fee from Mitel based on the number of product licenses sold to Mitel. Our software revenue for the year ended April 30, 2011, pursuant to the terms of the agreement, was $525,968 (2010 - $560,636). On July 31, 2008 we entered into a source code license agreement whereby we licensed to Mitel the source code for our Your Assistant product in consideration of a payment of $650,000. Associated with the agreement are ongoing license fees per copy deployed to be paid by Mitel over four years and declining from $13.50 to $9.00 per copy after two years and declining from $9.00 to nil after four years. In addition, the agreement provides Mitel with a first right to match any third party offer to purchase the source code software and related intellectual property.

     In connection with a non-brokered private placement of 3,333,334 units which closed on October 29, 2009, Wesley Clover Corporation, a company controlled by the chairman of the board of our company, purchased 1,666,667 units, at a price of $0.56 (CDN$0.60) per unit, for aggregate proceeds of $933,881 (CDN$1,000,000). Each unit consisted of one share of common stock and one-half of one non-transferable common share purchase warrant. Each whole warrant entitles the holder to purchase one share of common stock at a price of $0.90 for a period of two years from the closing of the private placement.

     In connection with a non-brokered private placement which closed on October 29, 2010, our company issued a convertible debenture in the principal amount of $490,750 (CDN$500,000) to Wesley Clover, a company controlled by the chairman of the board of our company. The debenture is convertible by the holder at any time prior to maturity, in whole or in part into common shares of our company at a conversion price of $1.37 per share. The convertible debenture is unsecured, bearing interest at the prime bank rate as quoted by the Bank of Montreal with interest payable monthly and maturing on July 30, 2012. During the year ended April 30, 2011, our company paid interest of $7,381 to Wesley Clover towards interest on convertible debentures.

     In connection with a private placement on June 14, 2011, Wesley Clover agreed to convert all of their outstanding convertible debentures of our company in the aggregate principal amount of $490,750 to 358,211 shares of common stock concurrent with the closing of the private placement. In addition, Wesley Clover and Covington Venture Fund Inc., an investor holding greater than 5% of our shares of common stock, agreed to each exercise 833,334 warrants at the original exercise price of $0.90 per share on or before July 29, 2011, prior to the expiry of the warrants on October 29, 2011. In the event that a warrant holder does not exercise all of their respective warrants on or before August 31, 2011, a default amount of $250,000 will be immediately due and payable to us by that respective warrant holder, and such default amount will incur interest at the rate of 2% per month (on a pro-rata basis) until the default amount is paid in full. On July 28, 2011, we received total proceeds of $750,001 from Covington Venture Fund for the exercise of 833,334 warrants issued pursuant to a private placement that closed October 29 2009. On August 24, 2011, we received total proceeds of $750,001 from Wesley Clover for the exercise of 833,334 warrants issued pursuant to a private placement that closed October 29 2009. Accordingly, we issued a total of 1,666,668 shares of common stock in exchange for the exercised warrants.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

     Based solely on our review of the copies of such forms received by our company, or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the year ended April 30, 2011 all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, with the exception of the following:

Name	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Requested Forms
Terence Matthews	1(1)	1	Nil
David Karp	3(1)	3	Nil
Donovan Jones	5(1)	10	Nil

(1)	The named director, officer or greater than 10% shareholder, as applicable, filed a late Form 3 – Initial Statement of Beneficial Ownership of Securities.

CORPORATE GOVERNANCE

     The Exchange requires every listed company to disclose on an annual basis its approach to corporate governance. Exchange Policy 3.1 requires us to disclose certain corporate governance information as is set out in Form 58-101F2 Corporate Governance Disclosure (Venture Issuers), which came into effect on June 30, 2005. A description of our approach to corporate governance, with our responses to the Form 58-101F2 Corporate Governance Disclosure (Venture Issuers), is set out in Exhibit A attached hereto.

     We currently act with seven directors, consisting of Peter Charbonneau, Chris Cooper, William Jin, Donovan Jones, Owen Matthews, Terence Matthews, and Larry Timlick. We have determined that Peter Charbonneau, Chris Cooper, Will Jin and Larry Timlick are independent directors as defined by Rule 5605(a) of the Nasdaq Listing Rules and National Instrument 52-110, adopted by various Canadian securities commissions.

COMMITTEES OF THE BOARD OF DIRECTORS

     We currently act with a standing Audit Committee and Compensation Committee. We do not have a standing nominating committee or corporate governance committee but our entire board of directors acts as our nominating and corporate governance committee. If any stockholder seeks to nominate a director or bring any other business at any meeting of our stockholders, the stockholder must comply with the procedures contained in our bylaws and the stockholder must notify us in writing and such notice must be delivered to or received by the Secretary of our company in accordance with Rule 14a-8 of the Exchange Act. A stockholder may write to the Secretary of our company at our principal executive office, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

AUDIT COMMITTEE

     The Audit Committee was formed in September 2007. During the year ended April 30, 2011, the Audit Committee held four meetings. The Audit Committee currently consists of Peter Charbonneau, Chris Cooper and William Jin. Mr. Cooper acts as the Audit Committee Chairman. Mr. Charbonneau, Mr. Cooper and Mr. Jin are also non-employee directors of our company. Messers. Charbonneau, Cooper and Jin are considered independent directors as defined by Rule 5605(a) of the Nasdaq Listing Rules and National Instrument 52-110, adopted by various Canadian securities commissions. Each of the members of the Audit Committee is financially literate as defined in National Instrument 52-110. For a description of Messers. Charbonneau, Cooper and Jin’s education and experience, see the section of this proxy statement entitled “Nominees for Election”.

     The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is directed to review the scope, cost and results of the independent audit of our books and records, the results of the annual audit with management and the adequacy of our accounting, financial and operating controls; to recommend annually to the Board the selection of the independent registered accountants; to consider proposals made by the independent registered accountants for consulting work; and to report to the Board, when so requested, on any accounting or financial matters. The Board adopted a charter for the Audit Committee on December 13, 2007, a copy of which was filed with our Definitive Proxy Statement on August 29, 2008 and is available on Edgar at www.sec.gov.

     For a description of the Audit Committee's Pre-Approval Policies and Procedures and a description of fees paid to the independent registered accountants, see the section of this proxy statement entitled “Proposal 2 Ratification of Selection of Independent Auditors” or Item 14 - “Principle Accountant Fees and Services” of our Form 10-K filed as our Annual Information Form. Our Form 10-K is available on Edgar at www.sec.gov and our Annual Information Form is available on Sedar at www.sedar.com.

Audit Committee Financial Expert

     The Exchange Act requires the Board to determine if a member of its Audit Committee is an “audit committee financial expert.” According to these requirements, an Audit Committee member can be designated an Audit Committee financial expert only when the Audit Committee member satisfies specified qualification requirements, such as experience (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with our company's financial statements. Such qualifications may be acquired through specified means of experience or education. The Board has determined that Mr. Charbonneau qualifies as an Audit Committee financial expert as defined in 407(d)(5) of Regulation S-K.

AUDIT COMMITTEE DISCLOSURE

     The Audit Committee has reviewed and discussed with management our audited consolidated financial statements as of and for the year ended April 30, 2011.

     The Audit Committee has also discussed with BDO Canada LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     The Audit Committee has received and reviewed the written disclosures and the letter from BDO Canada LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with BDO Canada LLP their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in our Annual Report on Form 10-K for the year ended April 30, 2011 filed with the SEC and our proxy statement for the Meeting.

     The Audit Committee of our Board currently consists of Messrs. Charbonneau, Cooper and Jin. The material contained in this Audit Committee Report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of our company under the Securities Act of 1933, or the Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE

     During the year ended April 30, 2011 there were four meetings held by the Compensation Committee. The Compensation Committee currently consists of Chris Cooper, Owen Matthews and Larry Timlick, all of whom are non-employee directors of our company. The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers and employees. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board on compensation matters. The Compensation Committee was formed in September 2007. The Board adopted a charter for the Compensation Committee on November 8, 2007, a copy of which was filed with our Definitive Proxy Statement on August 29, 2008 and is available on Edgar at www.sec.gov.

CORPORATE GOVERNANCE AND DIRECTOR NOMINATIONS

     Our company does not currently have a policy with regard to the consideration of any director candidates recommended by our stockholders. The Board does not believe that it is necessary to have a policy with regard to the consideration of any director candidates recommended by stockholders as any such candidates can be appropriately evaluated by the Board. We, however, encourage stockholders to recommend candidates directly to the Secretary by sending communications to “The Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

     The Board does not currently have a formal process for security holders to send communications to the Board. We, however, encourage stockholders to communicate directly with the Board by sending communications to “The Board of Directors of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     We have set forth in the following table certain information regarding the Common Stock beneficially owned on August 23, 2011 for (i) each stockholder we know to be the beneficial owner of 5% or more of the Common Stock, (ii) each of our company's executive officers and directors, (iii) the nominees for election to the Board, (iv) each of our named executive officers (as defined in the “Compensation Discussion and Analysis” section) and (v) all executive officers and directors as a group. In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days. As of July 25, 2011, we had 37,961,481shares of Common Stock issued and outstanding. Accordingly, 37,961,481 shares are entitled to one (1) vote per share at the Meeting.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Terence Matthews 350 Legget Drive, P.O. Box 13089 Kanata, Ontario	8,745,628 (3)	22.0%
Covington Venture Fund Inc. 87 Front St. East Suite 400, Toronto, Ontario Canada, M5E 1B8	5,640,241	14.5%
Steven Bruk 3790 Southridge Avenue West Vancouver, BC, Canada V7V 3J1	3,270,518 (4)	8.4%
Owen Matthews Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	2,348,419	6.0%
Donovan Jones Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	953,206 (5)	2.4%
David Karp Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	513,866 (6)	1.3%
Chris Cooper 1910-1055 West Hastings Street, Vancouver, British Columbia Canada V6E 2E9	119,594 (7)	**
Larry Timlick Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	81,403 (8)	**
Peter Charbonneau Tower B, 830 – 555 Legget Drive Ottawa, Ontario Canada K2K 2X3	63,069 (9)	**
William Jin 200 Front Street West, Suite 3003 P.O. Box 10 Toronto, Ontario Canada M5V 3K2	63,069 (10)	**
Todd Carothers Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	100,000 (11)	**

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Michael Hryb Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	82,802 (12)	**
Jim O’Brien Suite 300, One Bentall Centre 505 Burrard Street Vancouver, British Columbia Canada, V7X 1M3	47,096(13)	**
	16,388,670	41.3%

**	Less than 1%
(1)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)

Percentage based on 39,639,849shares of common stock outstanding on August 23, 2011, including shares of common stock subject to options, deferred share units, or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 23, 2011 which are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3)

Includes 8,633,025 shares of common stock held by Wesley Clover Corporation. Also includes shares subject to stock options of a total of 18,000 shares of common stock issued on August 2, 2007 and held by Mr. Matthews that are vested and are exercisable at a price of $2.00 per common share, expiring between October 1, 2012 and February 28, 2015. Also includes 94,603 shares subject to deferred share units.

(4)

Includes 146,000 shares of common stock held by the spouse of Mr. Bruk and 2,974,050 shares of common stock held by KMB Trac Two Holdings Ltd. (“KMB”) . Mr. Bruk’s spouse is the sole shareholder of KMB.

(5)

Includes 375,000 shares of common stock subject to vested stock options of a total of 600,000 shares of common stock subject to stock options and held by Mr. Jones that are exercisable within 60 days of August 23, 2011, issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014 . Also includes 516,355 shares of a total of 761,290 shares subject to deferred share units.

(6)

Includes 449,375 shares of common stock subject to vested stock options of a total of 565,000 shares of common stock subject to stock options and held by Mr. Karp that will be vested within 60 days of August 23, 2011, including 240,000 stock options issued on September 7, 2006 that are exercisable at a price of $2.15 per share, expiring on September 7, 2016, 53,125 stock options issued on December 15, 2008 that are exercisable at a price of $0.44 per share, expiring on December 15, 2013, and 156,250 stock options issued on April 17, 2009 that are exercisable at a price of $0.62 per share, expiring on April 17, 2014. Also includes 43,548 shares of a total of 152,671 shares subject to deferred share units.

(7)

Includes 40,000 shares of common stock subject to vested stock options issued on December 14, 2010 and held by Mr. Cooper that are vested, and are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 94,603 shares subject to deferred share units.

(8)

Includes 40,000 shares of common stock subject to vested stock options issued on December 14, 2010 and held by Mr. Timlick that are vested, and are exercisable at a price of $1.90 per share, expiring on December 14, 2015. Also includes 63,069 shares subject to deferred share units.

(9)	Mr. Charbonneau is a principal of the general partner of Skypoint Telecom Fund II, which holds 1,807,692 shares of common stock. Represents 63,069 shares subject to deferred share units.
(10)

Mr. Jin is senior vice president of Covington Capital, a venture capital company which manages Covington Venture Fund Inc. which holds 5,640,241 shares of common stock. Represents 63,069 shares subject to deferred share units.

(11)

Includes 100, 000 shares of common stock subject to vested stock options of a total of 300,000 shares of common stock subject to stock options and held by Mr. Carothers that are exercisable within 60 days of August 23, 2011, including 50,000 stock options issued on December 14, 2009 that are exercisable at $0.60 per share expiring on December 14, 2014, and 50,000 stock options issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015.

(12)

Includes 58,130 shares of common stock subject to vested stock options of a total of 58,130 shares of common stock subject to stock options and held by Mr. Hryb that are exercisable within 60 days of August 23, 2011, including 31,667 stock options issued on June 3, 2008 that are exercisable at $0.47 per share expiring on June 3, 2013, 16,567 stock options issued on December 15, 2008 that are exercisable at $0.44 per share expiring on December 15, 2013, and 9,896 stock options issued on December 14, 2009 that are exercisable at a price of $0.60 per share, expiring on December 14, 2014.

(13)

Includes 47,096 shares of common stock subject to vested stock options of a total of 85,555 shares of common stock subject to stock options and held by Mr. O’Brien that are exercisable within 60 days of August 23, 2011, including 14,555 stock options issued on February 2, 2008 that are exercisable at $0.47 per share expiring on February 2, 2013, 24,791 stock options issued on December 15, 2008 that are exercisable at $0.44 per share expiring on December 15, 2013, 459 stock options issued on December 14, 2009 that are exercisable at a price of $0.60 per share expiring on December 14, 2014 and 7,291stock options issued on December 14, 2010 that are exercisable at a price of $1.90 per share, expiring on December 14, 2015.

Changes in Control

     As of the date of this proxy statement, management had no knowledge of any arrangements which may at a subsequent date result in a change in control of our company.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Except as otherwise disclosed herein, no individual who has been a director or executive officer of our company at any time since the beginning of the last financial year of our company, or any proposed management nominee for election as a director, or any associate or affiliate thereof, has any material interest, direct or indirect, by way of beneficial ownership of shares of our Common Stock or otherwise, in any matter to be acted upon at the Meeting.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

     Except as otherwise disclosed herein: (a) none of our directors or executive officers; (b) no person or company who beneficially owns, directly or indirectly, shares of Common Stock or who exercises control or direction of shares of Common Stock, or a combination of both (including control through nominees and proposed directors) carrying more than 10% of the voting rights attached to the outstanding shares of Common Stock (an “Insider”); (c) no director or executive officer of an Insider; and (d) no associate or affiliate of any of the directors, executive officers or Insiders, has had any material interest, direct or indirect, in any transaction since the commencement of our most recently completed financial year or in any proposed transaction which has materially affected or would materially affect our company or any of our subsidiaries, except with an interest arising from the ownership of shares of Common Stock where such person or company will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of the same class of shares who are resident in Canada.

MANAGEMENT CONTRACTS

     No management functions of our company are performed to any substantial degree by a person other than the directors or executive officers of our company.

COMPENSATION DISCUSSION AND ANALYSIS

Summary Compensation Table

The particulars of compensation paid to the following persons:

(a)	our principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the year ended April 30, 2011; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the year ended April 30, 2011, who we will collectively refer to as our named executive officers, of our company for the years ended April 30, 2011 and 2010, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officer, whose total compensation does not exceed $100,000 for the respective fiscal year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Other Annual Compen- sation ($)(3)	Total ($)
Donovan Jones President, Chief Executive Officer and Director	2011 2010	295,687 279,466	121,823 46,671	293,998 96,774	Nil Nil	27,258 25,762	738,767 448,673
David Karp Chief Financial Officer, Treasurer and Secretary	2011 2010	186,064 159,055	55,296 25,202	82,541 48,387	Nil Nil	11,282 10,096	335,183 242,740
Todd Carothers(4) VP, Product Management	2011 2010	175,000 137,621	1,417 Nil	Nil Nil	30,554 52,996	Nil Nil	206,971 190,617
Jim O’Brien Director, NCG Customer Engineering	2011 2010	147,200 148,342	4,573 Nil	Nil Nil	5,730 4,652	Nil Nil	157,503 152,994
Michael Hryb VP, Carrier Sales	2011 2010	120,882 114,251	21,595 47,497	Nil Nil	16,048 8,833	Nil Nil	158,525 173,445

(1)

The amount in this column reflects the grant date fair value of the deferred share units granted to named executive officers in each fiscal year listed. For a description of the methodology and assumptions used in valuing the deferred share units granted to our officers and directors during the year ended April 30, 2011, please review Note 8 to the financial statements of our 10-K filed on July 25, 2011.

(2)

For a description of the methodology and assumptions used in valuing the option awards granted to our officers and directors during the year ended April 30, 2011, please review Note 8 to our 10-K filed on July 25, 2011.

(3)	The value of perquisites and other personal benefits, securities and property for the individuals included in the summary compensation table that does not exceed $10,000 is not reported herein.
(4)	Mr. Carothers was not employed by our company between July 30, 2009 and October 11, 2009.

Employment Agreements with Our Named Executive Officers

      Donovan Jones entered into an employment agreement with our company dated September 13, 2007, as amended, whereby we pay to Mr. Jones CDN$299,400 per year. In addition, Mr. Jones may earn a bonus of up to 12.5% of his annual salary per fiscal quarter based upon the achievement of pre-determined objectives. Mr. Jones is also entitled to a monthly expense allowance of CDN$2,000. If Mr. Jones’ employment agreement is terminated without cause, or there is a change of control (to the extent of at least 40.01% of the equity of our company), we, or Mr. Jones may, without cause, terminate his employment upon 6 months' written notice to our company. Following such notice, we will pay to Mr. Jones (i) CDN$675,000 (in addition to any applicable bonus and/or incentive in respect of the last pay periods in which such bonus and/or incentive has not yet been awarded with objectives being considered fully met); (ii) extended medical and dental insurance coverage for a period of 24 months from termination; and (iii) all options and deferred share units, which have not vested shall immediately vest and become exercisable.

     David Karp entered into an employment agreement with our company dated September 11, 2006, as amended, whereby we appointed Mr. Karp our Chief Financial Officer. Mr. Karp’s current annual salary is CDN$194,400. In addition, Mr. Karp may earn a bonus of up to 30% of his salary based upon the achievement of pre-determined objectives. Mr. Karp is also entitled to a monthly expense allowance of CDN$800. If we terminate the agreement for any reason other than for cause, we are required to pay Mr. Karp a sum equal to CDN$120,000, plus any monthly allowance, in addition to any applicable bonus or compensation as set out in the employment agreement. In addition, for each year of employment, our company is required to pay Mr. Karp an amount equal to one month of his total compensation, including his monthly expense allowance, for each year of employment, with partial years pro-rated. In addition, 1/24th of the number of stock options granted, multiplied by the number of months Mr. Karp is employed with us from the date of each respective grant, is immediately vested and exercisable. In the event of a change of control or greater than 50.01% of the issued and outstanding common shares of our company, all stock options and deferred share units granted to Mr. Karp will become immediately vested and exercisable.

     Todd Carothers entered into an employment agreement with our company dated September 28, 2009 as amended, whereby we appointed Mr. Carothers our Vice President Product Management. Mr. Carothers’ current annual salary is $183,750. In addition, Mr. Carothers may earn a bonus of up to $25,000 per year based upon the achievement of pre-determined objectives. If we terminate the agreement for any reason other than for cause, we are required to provide Mr. Carothers six months’ notice, or $87,500 in lieu of notice or a combination thereof at our sole discretion. In addition, 1/24th of the number of stock options granted, multiplied by the number of months Mr. Carothers is employed with us from the date of each respective grant, is immediately vested and exercisable. In the event of a change of control or greater than 50.01% of the issued and outstanding common shares of our company, all stock options and deferred share units granted to Mr. Carothers will become immediately vested and exercisable.

Outstanding Equity Awards at Fiscal Year End

     The following table summarizes the outstanding equity awards held by each named executive officer of our company as of April 30, 2011. The options generally vest in the amount of 12.5% on the date which is six months from the date of grant and then beginning in the seventh month at 1/42 per month for 42 months, at which time the options are fully vested. The deferred share units vest as to one-third (1/3) of the number of deferred share units granted on the first, second and third anniversaries of the award date.

	Option Awards					Stock Awards
Name	Number of Securities Underlying unexercised Options (#) Exercisable	Number of Securities Underlying unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Donovan Jones	300,000(1)	300,000(1)	—	$0.62	April 17, 2014	107,527 (14) 100,000(15) 70,741 (16)	$221,505 $206,000 $145,726	—	—
David Karp	240,000(2) 43,750(3) 125,000(4)	— 31,250(3) 125,000(4)	— — —	$2.15 $0.44 $0.62	September 7, 2016 December 15,2013 April 17, 2014	53,763(17) 50,000 (18) 22,026 (19)	$110,752 $103,000 $45,374	—	—
Michael Hryb	28,333(5) 15,079(6) 8,333(7)	11,667(5) 9,921(6) 16,667(7)	— — —	$0.47 $0.44 $0.60	June 3, 2013 December 15, 2013 December 14, 2014	—	—	—	—
Jim O’Brien	14,555(8) 20,417(9) 333(10) —	— 14,583(9) 667(10) 35,000(11)	— — — —	$0.47 $0.44 $0.60 $1.90	February 2, 2013 December 15, 2013 December 14, 2014 December 14, 2015	—	—	—	—
Todd Carothers	50,000(12) —	100,000(12) 150,000(13)	— —	$0.60 $1.90	December 14, 2014 December 14, 2015	22,026(20)	$45,374	—	—

(1)	Granted on April 17, 2009.

(2)	Granted on September 7, 2006.
(3)	Granted on December 15, 2008.
(4)	Granted on April 17, 2009.
(5)	Granted on June 3, 2008.
(6)	Granted on December 15, 2008.
(7)	Granted on December 14, 2009.
(8)	Granted on February 2, 2008.
(9)	Granted on December 15, 2008.
(10)	Granted on December 14, 2009.
(11)	Granted on December 14, 2010.
(12)	Granted on December 14, 2009.
(13)	Granted on December 14, 2010.
(14)	Granted on December 14, 2009.
(15)	Granted on June 18, 2010.
(16)	Granted on September 27, 2010.
(17)	Granted on December 14, 2009.
(18)	Granted on June 18, 2010.
(19)	Granted on March 9, 2011.
(20)	Granted on March 9, 2011.

Compensation of Directors

     During the fiscal year ended April 30, 2011, we compensated our non-employee directors for their services in fiscal year 2011 according to the following schedule: A retainer of CDN$15,000 for each board member; a retainer of CDN$15,000 for the chairman; a retainer of CDN$5,000 for the audit committee chair; and retainer of CDN$2,500 for the compensation committee chair; and a retainer of CDN$5,000 for each audit committee or compensation committee member. Directors may be paid the retainers in cash, or at the Board’s option, in a form of equity compensation under an existing equity compensation plan of our company. During the fiscal year ended April 30, 2011, we issued 172,500 deferred share units in lieu of cash to our directors.

     Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. The Board may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

     The following table summarizes compensation paid to all of our non-employee directors for the fiscal year ended April 30, 2011:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(9)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mark Bruk(1)	Nil	29,516	Nil	N/A	N/A	Nil	29,516
Peter Charbonneau(2)	Nil	39,355	Nil	N/A	N/A	Nil	39,355
Chris Cooper(3)	Nil	59,032	Nil	N/A	N/A	Nil	59,032
William Jin(4)	Nil	39,355	Nil	N/A	N/A	Nil	39,355
Terence Matthews(5)	Nil	59,032	Nil	N/A	N/A	Nil	59,032
Owen Matthews(6)	Nil	44,274	Nil	N/A	N/A	Nil	44,274
Greg Pelling(7)	Nil	29,516	Nil	N/A	N/A	Nil	29,516
Larry Timlick(8)	Nil	39,355	Nil	N/A	N/A	Nil	39,355

(1)	Resigned from the Board on March 10, 2011. At April 30, 2011, Mr. Bruk held an aggregate of 39,194 deferred share units.
(2)	At April 30, 2011, Mr. Charbonneau held an aggregate of 52,258 deferred share units.
(3)	At April 30, 2011, Mr. Cooper held an aggregate of 40,000 stock options and 78,387 deferred share units.
(4)	At April 30, 2011, Mr. Jin held an aggregate of 52,258 deferred share units.
(5)	At April 30, 2011, Mr. Terence Matthews held an aggregate of 18,000 stock options and 78,387 deferred share units.
(6)	At April 30, 2011, Mr. Owen Matthews held an aggregate of 58,790 deferred share units.
(7)	Resigned from the Board on March 10, 2011. At April 30, 2011, Mr. Pelling held an aggregate of 39,194 deferred share units.
(8)	At April 30, 2011, Mr. Timlick held an aggregate of 40,000 stock options and 52,258 deferred share units.
(9)	Represents value on grant date of vested deferred share units.

EQUITY COMPENSATION PLAN INFORMATION

     On September 27, 2010, shareholders ratified the consolidation of the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan into one plan referred to as the 2010 Stock Option Plan. The following table provides a summary of the number of options granted under our 2010 Stock Option Plan, the weighted average exercise price and the number of options remaining available for issuance all as at April 30, 2011.

	Number of securities to be issued upon exercise of outstanding options	Weighted-Average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	4,607,663 (1)(2)	$1.09	915,007 (3)
Employee Share Purchase Plan	700,000	N/A	556,401
Deferred Share Unit Plan	2,000,000	N/A	613,287
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	7,307,663	$1.09	2,084,695

(1)	As of April 30, 2011, we had issued stock options to purchase 3,607,663 shares of our common stock pursuant to our 2010 Stock Option Plan.

(2)

Includes 3,607,663 options outstanding as at April 30, 2011 and 1,000,000 warrants issued to a customer during fiscal year ended April 30, 2011, which warrants were issued against securities available to be issued under the 2010 Stock Option Plan.

(3)	As of April 30, 2011, there were 915,007 underlying shares of our common stock remaining and available to be issued under our 2010 Stock Option Plan.

INDEBTEDNESS TO COMPANY OF DIRECTORS AND SENIOR OFFICERS

     No current or former director, executive officer or employee is indebted to our company or our subsidiaries as at the date of this proxy statement.

     None of the directors or executive officers of our company is or, at any time since the beginning of the most recently completed financial year, has been indebted to our company or our subsidiaries. None of the directors' or executive officers' indebtedness to another entity is, or at any time since the beginning of the most recently completed financial year, has been the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by our company or our subsidiaries.

PARTICULARS OF OTHER MATTERS TO BE ACTED UPON

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     BDO Canada LLP, Chartered Accountants, were appointed as our auditors on November 7, 2006. At the recommendation of the Audit Committee, the Board has selected BDO Canada LLP, Chartered Accountants, as our independent registered public accounting firm for the year ending April 30, 2012, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Meeting.

     Stockholder ratification of the selection of BDO Canada LLP, Chartered Accountants, as our independent registered public accounting firm is not required by the bylaws or otherwise. However, the Board is submitting the selection of BDO Canada LLP, Chartered Accountants, to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the board determines that such a change would be in the best interests of our company and its stockholders.

     Representatives of BDO Canada LLP, Chartered Accountants, attend the third quarter and year end meetings of the Audit Committee. The Audit Committee reviews audit and non-audit services performed by BDO Canada LLP, Chartered Accountants, as well as the fees charged by BDO Canada LLP, Chartered Accountants, for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of such services on the auditor's independence. Additional information concerning the Audit Committee and its activities with BDO Canada LLP, Chartered Accountants, can be found under the sections of this proxy statement entitled “Committees of the Board of Directors” on page 13 and “Audit Committee Disclosure” on page 14.

     Our Audit Committee has considered and determined that the services provided by BDO Canada LLP, Chartered Accountants, are compatible with maintaining the independence of the principal accountant.

     Representatives of BDO Canada LLP, Chartered Accountants, are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Fees Paid to BDO Canada LLP, Chartered Accountants

     BDO Canada LLP, Chartered Accountants, provided audit and other services during 2011 and 2010. This included the following fees:

	2011	2010
Audit Fees	$151,854	$132,196
Audit Related Fees	Nil	Nil
Tax Fees	Nil	Nil
All Other Fees	Nil	Nil
Total Fees	$151,854	$132,196

Audit Fees. This category includes the fees for the audit of our consolidated financial statements and the quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of interim financial statements and services in connection with SEC filings including the Form S-8 and Form S-8/A in respect of registration of shares of Common Stock pursuant to the Employee Share Purchase Plan and the 2004 Stock Option Plan and Amended and Restated 2005 Stock Option Plan during the year ended April 30, 2010.

Audit Related Fees. There were no audit related fees paid to BDO Canada LLP during our fiscal years ended April 30, 2011 and April 30, 2010.

Tax Fees. This category includes the fees for professional services rendered for tax compliance, tax advice and tax planning. There were no tax fees paid to BDO Canada LLP during our fiscal years ended April 30, 2011 and April 30, 2010.

All Other Fees. There were no other fees paid to BDO Canada LLP, Chartered Accountants that are not covered by the headings set out above during our fiscal years ended April 30, 2011 and April 30, 2010.

     The Audit Committee requires advance approval of all audit, audit-related, tax, and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the chair of the Audit Committee authority to approve permitted services provided that the chair reports any decisions to the committee at its next scheduled meeting. All services performed by BDO Canada LLP were pre-approved by the Audit Committee.

     The Audit Committee has considered the nature and amount of the fees billed by BDO Canada LLP, Chartered Accountants and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining BDO Canada LLP, Chartered Accountant's independence.

Vote Required and Board Recommendation

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to ratify the selection of BDO Canada LLP, Chartered Accountants.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION
OF SELECTION OF BDO CANADA LLP, CHARTERED ACCOUNTANTS, AS THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY.

PROPOSAL 3
APPROVAL OF INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER
OUR 2010 STOCK OPTION PLAN BY 1,000,000 COMMON SHARES

     On September 27, 2010, shareholders ratified the consolidation of the 2004 Stock Option Plan and the Amended and Restated 2005 Stock Option Plan into one plan referred to as the 2010 Stock Option Plan for our employees, directors, officers and consultants of our company and our subsidiaries. Under the Option Plan, eligible employees, consultants, and such other persons, other than directors subject to tax in the United States who are not eligible employees, may receive awards of “non-qualified stock options.” Also under the Option Plan, individuals who, at the time of the option grant, are employees of our company or any related company, as defined in the Option Plan, who are subject to tax in the United States, may receive “incentive stock options,” and stock options granted to non-United States residents may receive awards of “options.” The purpose of the Option Plan is to retain the services of valued key employees, directors, officers and consultants and to encourage such persons with an increased incentive to make contributions to our company.

     Our company increased the number of shares of Common Stock that are issuable under the Option Plan on the dates and in the amounts as follows:

Date	Number of Shares Issuable	Increased Number of Shares Issuable
January 10, 2006	2,000,000 shares	2,600,000 shares
September 5, 2006	2,600,000 shares	3,200,000 shares
August 2, 2007	3,200,000 shares	3,800,000 shares

Date	Number of Shares Issuable	Increased Number of Shares Issuable
February 1, 2008	3,800,000 shares	5,060,000 shares
October 22, 2009	5,060,000 shares	5,860,000 shares

     On July 21, 2011, the Board approved an increase in the number of shares issuable under the Option Plan by 1,000,000, subject to and effective upon receipt of all necessary regulation and other approvals. The number of shares of Common Stock issuable under the Option Plan, including the increase of 1,000,000 shares, will represent 17.7% of the outstanding number of shares of Common Stock as of August 23, 2011.

Vote Required and Board Recommendation

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Meeting will be required to approve an increase in the number of shares of Common Stock issuable under the Option Plan by 1,000,000 shares.

STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next Meeting of stockholders. To be eligible for inclusion in our 2012 proxy statement, your proposal must be received by us no later than 120 days before September 11, 2012 and must otherwise comply with Rule 14a-8 under the Exchange Act. Further, if you would like to nominate a director or bring any other business before the stockholders at the 2012 Meeting, you must comply with the procedures contained in the bylaws and you must notify us in writing and such notice must be delivered to or received by the Secretary no later than 120 days before September 11, 2012. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement relating to our 2012 Meeting stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8 of the Exchange Act.

     You may write to the Secretary of our company at our principal executive office by sending communications to “The Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 – 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada, V7X 1M3, to deliver the notices discussed above and for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

ANNUAL REPORT AND FINANCIAL STATEMENTS

     Attention is directed to the financial statements contained in our Annual Report to Stockholders for the year ended April 30, 2011. A copy of the Annual Report to Stockholders has been sent, or is concurrently being sent, to all stockholders of record as of August 23, 2011.

AVAILABILITY OF FORM 10-K

     A copy of our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any stockholder or beneficial owner of Common Stock upon written request to “The Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

REGISTRAR AND TRANSFER AGENT

     Our registrar and transfer agent is Valiant Trust Company, Proxy Department, 600 - 750 Cambie Street, Vancouver, British Columbia, Canada V6B 0A2, facsimile: (604) 681-3067, website www.valianttrust.com.

ADDITIONAL INFORMATION

     Additional information relating to our company is available on SEDAR at www.sedar.com and on the SEC website at www.sec.gov. Financial information relating to our company is provided in our company's comparative financial statements and management's discussion and analysis for the financial year ended April 30, 2011. Stockholders may contact our company to request copies of financial statements and management's discussion and analysis at the following address: “The Secretary of CounterPath Corporation”, c/o CounterPath Corporation, Suite 300 - 505 Burrard Street, Box 95, Vancouver, British Columbia, Canada V7X 1M3.

OTHER MATTERS TO COME BEFORE THE MEETING

     In addition to the matters to be voted upon by the stockholders, we will receive and consider both the Report of the Board to the stockholders, and the financial statements of our company for the years ended April 30, 2011 and April 30, 2010, together with the report of the independent registered public accounting firm thereon. These matters do not require stockholder approval, and therefore stockholders will not be required to vote upon these matters.

     The Board knows of no other business that will be presented for consideration at the Meeting. If other matters are properly brought before the Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

By:

/s/ Terence Matthews
Terence Matthews
Chairman of the Board

Dated: August 25, 2011

EXHIBIT A

CORPORATE GOVERNANCE DISCLOSURE

The Exchange requires every listed company to disclose on an annual basis its approach to corporate governance. The disclosure noted below is in accordance with National Instrument 58-101 Disclosure of Corporate Governance Practices. The section references are to Form 58-101F2 in accordance with National Instrument 58-101.

1.	Board of Directors

	(i)	Peter Charbonneau, Chris Cooper, Larry Timlick and William Jin are independent directors(1).

	(ii)	Directors that are not considered independent and the basis for that determination are as follows:

Director	Basis for Non-Independence (1)
Donovan Jones	Acts as our President and Chief Executive Officer and therefore is an executive officer of the company and not independent.
Owen Matthews

Mr. Owen Matthews is the son of Terence Matthews. A director who is, or has a family member who is a controlling shareholder of, an organization to which the company received payments for property or services in the current or any of the past three fiscal years that exceed 5% of the company’s consolidated gross revenues for that year is considered not independent.

Terence Matthews

Our software revenue for the year ended April 30, 2011, from a corporation of which Mr. Terence Matthews is a controlling shareholder were $525,968 (2010 - $560,636), which such amount exceeded 5% of our revenues in the current or any of the past three fiscal years. A director who is a partner in, or a controlling shareholder or an executive officer of, any from which the company received, payments that exceed 5% of the company’s consolidated gross revenues in the current or any of the past three fiscal years, is considered not independent.

(1)	As defined by Rule 5605(a) of the Rules of Nasdaq Listing Rules and National Instrument 52-110.

2.	Directorships

The following directors are also directors of other reporting issuers (or the equivalent in a foreign jurisdiction), as identified next to their name:

Director	Reporting Issuers or Equivalent in a Foreign Jurisdiction
Peter Charbonneau	Mitel Networks Corporation, March Networks Corporation, TrueContext
Chris Cooper	Northern Sun Exploration Company Inc., Polar Resources Corp, Edge Resources Inc., Aroway Energy Inc., Westridge Resources Inc.
William Jin	None
Donovan Jones	None
Owen Matthews	None
Terence Matthews	Mitel Networks Corporation, March Networks Corporation, Dragonwave Inc., Bridgewater Systems Corporation, True Context

Director	Reporting Issuers or Equivalent in a Foreign Jurisdiction
Larry Timlick	None

3.	Orientation and Continuing Education

(a)

We have a formal process to orient and educate new recruits to the Board regarding the role of the Board, its committees and its directors, as well as the nature and operations of our business. This process provides for an orientation day with key members of the management staff, and further provides key reference and background materials, such as the current board approved business and strategic plan, the most recent board approved budget, the most recent annual report, the audited financial statements and copies of the interim quarterly financial statements. We also provide new directors with the Code of Business Conduct and Ethics and Compliance Program, and the charters for each committee of the Board, each of which has been approved by the Board.

(b) The Board does not provide continuing education for its directors. Each director is responsible to maintain the skills and knowledge necessary to meet his or her obligations as directors.

4.	Ethical Business Conduct

The Board has adopted a written code of business conduct and ethics and compliance program (the “Code”). The Code was adopted by the Board on July 16, 2004. The Code has been filed as an Exhibit to our Form 10-KSB filed on July 29, 2004, and amended April 24, 2008, and can be found on our website at www.counterpath.com.

Employees, officers and directors and contractors are required read the Code and acknowledge through signature annually, that they understand the standards and policies contained in the Code and agree to comply fully with the standards, policies and procedures contained in the Code and our company’s related policies and procedures including the obligation to report any suspected violations of the Code.

The Board encourages and promotes a culture of ethical business conduct through the adoption and monitoring of the Code, the insider trading policy, the whistle-blower policy and such other policies that may be adopted from time to time. The Board conducts regular reviews with management for compliance with such policies.

5.	Nomination of Directors

(i) Board members are collectively responsible for in identifying new director nominees.

(ii)

In identifying candidates for membership on the Board, the Board takes into account all factors it considers appropriate, which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board. As part of the process, the Board is responsible for conducting background searches, and is empowered to retain search firms to assist in the nominations process. Once candidates have gone through a screening process and met with a number of the existing directors, they are formally put forward as nominees for approval by the Board.

6.	Compensation

(i)

The Board has appointed a Compensation Committee, which is responsible for, among other things, developing the Company's approach to executive compensation and periodically reviewing the compensation of the directors.

(ii)

The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for our senior officers. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of our stock option and other equity-based benefit plans, recommends changes or additions to those plans, and reports to the Board on compensation matters.

7.	Other Board Committees

None other than the audit committee and compensation committee.

8.	Assessments

The Board intends that individual director assessments be conducted by other directors, taking into account each director's contributions at board meetings, service on committees, experience base, and their general ability to contribute to one or more of the Company's major needs. However, due to its stage of development and its need to deal with other urgent priorities, the Board has not yet implemented such a formal process of assessment.

Proxy

ANNUAL MEETING OF STOCKHOLDERS OF
COUNTERPATH CORPORATION

TO BE HELD AT SUITE 300 – 505 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA ON SEPTEMBER 27, 2011, AT 11:00 AM (VANCOUVER TIME)

The undersigned stockholder (“Registered Stockholder”) of CounterPath Corporation (the “Company”) hereby appoints, Donovan Jones, the President, Chief Executive Officer and a director of the Company, or failing this person, David Karp, the Chief Financial Officer, Treasurer and Secretary of the Company, or in the place of the foregoing, __________________(print the name), as proxyholder for and on behalf of the Registered Stockholder with the power of substitution to attend, act and vote for and on behalf of the Registered Stockholder in respect of all matters that may properly come before the aforesaid meeting of the Registered Stockholders of the Company (the “Meeting”) and at every adjournment thereof, to the same extent and with the same powers as if the undersigned Registered Stockholder were present at the said Meeting, or any adjournment thereof.

The Registered Stockholder hereby directs the proxyholder to vote the securities of the Company recorded in the name of the Registered Stockholder as specified herein.

The undersigned Registered Stockholder hereby revokes any proxy previously given to attend and vote at said Meeting.

REGISTERED HOLDER SIGN HERE: ____________________

DATE SIGNED: ____________________

THIS PROXY MUST BE SIGNED AND DATED.

SEE IMPORTANT INSTRUCTIONS ON REVERSE.

Resolutions (For full details of each item, please see the enclosed Notice of Meeting and Information Circular)

		For	Against	Withhold
1.	To elect as Director, Peter Charbonneau		N/A
2.	To elect as Director, Chris Cooper		N/A
3.	To elect as Director, William Jin		N/A
4.	To elect as Director, Donovan Jones		N/A
5.	To elect as Director, Owen Matthews		N/A
6.	To elect as Director, Terence Matthews		N/A
7.	To elect as Director, Larry Timlick		N/A
8.	Appointment of BDO Canada LLP, Chartered Accountants, as auditors of the Company		N/A
9.	To authorize the Directors to fix the Auditors’ remuneration			N/A
10.	To approve the increase in the number of shares issuable under our 2010 Stock Option Plan by 1,000,000 shares			N/A

INSTRUCTIONS FOR COMPLETION OF PROXY

1.	This Proxy is solicited by the Management of the Company.

2.

This form of proxy (“Instrument of Proxy”) must be signed by you, the holder, or by your attorney duly authorized by you in writing, or, in the case of a corporation, by a duly authorized officer or representative of the corporation; and if executed by an attorney, officer, or other duly appointed representative, the original or a notarial copy of the instrument so empowering such person, or such other documentation in support as shall be acceptable to the Chairman of the Meeting, must accompany the Instrument of Proxy.

3.

If this Instrument of Proxy is not dated in the space provided, authority is hereby given by you, the holder, for the proxyholder to date this proxy seven (7) calendar days after the date on which it was mailed to you, the holder, by Valiant Trust Company.

4.	A holder who wishes to attend the Meeting and vote on the resolutions in person may simply register with the scrutineers before the Meeting begins.

5.	A holder who is not able to attend the Meeting in person but wishes to vote on the resolutions, may do the following:

(a) appoint one of the management proxyholders named on the Instrument of Proxy, by leaving the wording appointing a nominee as is (i.e. do not strike out the management proxyholders shown and do not complete the blank space provided for the appointment of an alternate proxyholder). Where no choice is specified by a holder with respect to a resolution set out in the Instrument of Proxy, the management appointee acting as a proxyholder will vote in favour of each matter identified on this Instrument of Proxy and, if applicable, for the nominees of management for directors and auditors as identified in this Instrument of Proxy; OR

(b) appoint another proxyholder, who need not be a holder of the Company, to vote according to the holder’s instructions, by striking out the management proxyholder names shown and inserting the name of the person you wish to represent you at the meeting in the space provided for an alternate proxyholder.

6.

The securities represented by this Instrument of Proxy will be voted or withheld from voting in accordance with the instructions of the holder on any ballot of a resolution that may be called for and, if the holder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. If a holder has submitted an Instrument of Proxy, the holder may still attend the Meeting and may vote in person. To do so, the holder must record his/her attendance with the scrutineers before the commencement of the Meeting and revoke, in writing, the prior votes.

7.

Further, the securities will be voted by the appointed proxyholder with respect to any amendments or variations to matters identified in the Notice of Meeting or other matters which may properly come before the Meeting, as the proxyholder in its sole discretion sees fit.

8.	To be represented at the Meeting, proxies must be submitted no later than forty-eight (“48”) hours, excluding Saturdays, Sundays and holidays, prior to the time of the Meeting or adjournment thereof.

VOTING METHODS
RETURN YOUR PROXY BY MAIL, COURIER, FAX OR EMAIL to VALIANT TRUST COMPANY

If by mail to Suite 600 and if by courier or by hand to Suite 300 at the following address: 750 Cambie Street, Vancouver, British Columbia, V6B 0A2, Attention: Director, Client Services. Fax number 604-681-3067; email: valianttrust@valianttrust.com.